Exhibit 99.1

For Release:

CONTACT:	Miller Industries, Inc.
Debbie Whitmire, Chief Financial Officer
(423) 238-4171
Frank Madonia, General Counsel
(423) 238-4171
FTI Consulting, Inc.
Investor Contact: Rasmus Gerdeman
(312) 428-2657

MILLER INDUSTRIES REPORTS 2017 THIRD QUARTER RESULTS

CHATTANOOGA, Tenn. November 8, 2017/PRNewswire/ — Miller Industries, Inc. (NYSE: MLR) (the "Company") today announced financial results for the third quarter ended September 30, 2017.

For the third quarter of 2017 net sales were $153.4 million, a 3.9% increase compared to $147.6 million for the third quarter of 2016. Net income in the third quarter of 2017 was $4.5 million, or $0.39 per diluted share, compared to net income of $5.5 million, or $0.49 per diluted share, in the prior year period.

Gross profit for the third quarter of 2017 was $15.7 million, or 10.2% of net sales, compared to $17.1 million, or 11.6% of net sales, for the third quarter of 2016. Selling, general and administrative expenses were $8.6 million, or 5.6% of net sales, compared to $8.5 million, or 5.8% of net sales, in the prior year period.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.18 per share, payable December 11, 2017, to shareholders of record at the close of business on December 4, 2017.

Jeffrey I. Badgley, Co-Chief Executive Officer of the Company, stated, “During the third quarter we saw market demand continue to remain at strong levels in both our domestic and international end-markets.”

Mr. Badgley added, “Through our investment initiatives, we are developing our business for future growth, by positioning our production capacity to meet growing demand. Our capital projects continue to progress well, with the majority of the construction phase complete in Hermitage, Pennsylvania and Ooltewah, Tennessee, and with efforts on track in Greeneville, Tennessee. Our people continue to focus on process improvements to enhance both volume and efficiency. I am extremely pleased by the dedication and ability of our people, who have met the challenge of integrating new processes and technologies, while maintaining deliveries that have kept our top line performance near our historic high.”

MILLER INDUSTRIES REPORTS 2017 THIRD QUARTER RESULTS	PAGE 2

Mr. Badgley continued, “While the integration efforts certainly had an effect on gross margins quarter over quarter, additional factors included product mix, higher health insurance costs, additional depreciation on the investment in our facilities, and increasing supplier lead times.”

Mr. Badgley concluded, “As we approach the end of 2017, I am encouraged by the trajectory of our business. In the fourth quarter, we will continue to further integrate our new processes while executing our strategic objectives and maintaining a healthy balance sheet.”

In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for tomorrow, Thursday November 9, 2017, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through a link at:

https://www.webcaster4.com/Webcast/Page/1034/22941

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through November 23, 2017. The replay number is 1-844-512-2921, Passcode 7398081.

Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®.

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MILLER INDUSTRIES REPORTS 2017 THIRD QUARTER RESULTS	PAGE 3

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: the cyclical nature of our industry and changes in consumer confidence; economic and market conditions; our customers’ access to capital and credit to fund purchases; our dependence on outside suppliers of raw materials; changes in the cost of aluminum, steel and related raw materials; changes in fuel and other transportation costs, insurance costs and weather conditions; changes in government regulation; various political, economic and other uncertainties relating to our international operations, including restrictive taxation and foreign currency fluctuation; competitors could impede our ability to attract or retain customers; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; problems hiring or retaining skilled labor; a disruption in our information technology systems; the effects of regulations relating to conflict minerals; the catastrophic loss of one of our manufacturing facilities; environmental and health and safety liabilities and requirements; loss of the services of our key executives; product warranty or product liability claims in excess of our insurance coverage; potential recalls of components or parts manufactured for us by suppliers or potential recalls of defective products; an inability to acquire insurance at commercially reasonable rates; and those other risks referenced herein, and those risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our Company.

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Condensed Consolidated Statements of Income

(In thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30			September 30
			%			%
	2017	2016	Change	2017	2016	Change
NET SALES	$153,363	$147,597	3.9%	$455,385	$452,525	0.6%

COSTS OF OPERATIONS	137,713	130,481	5.5%	406,737	403,402	0.8%

GROSS PROFIT	15,650	17,116	-8.6%	48,648	49,123	-1.0%

OPERATING EXPENSES:
Selling, General and Administrative Expenses	8,580	8,495	1.0%	26,690	24,823	7.5%

Interest Expense, Net	469	359	30.6%	1,162	816	42.4%

Other (Income) Expense, Net	(106)	(238)	-55.5%	(590)	(451)	30.8%

Total Operating Expenses	8,943	8,616	3.8%	27,262	25,188	8.2%

INCOME BEFORE INCOME TAXES	6,707	8,500	-21.1%	21,386	23,935	-10.6%

INCOME TAX PROVISION	2,251	2,978	-24.4%	7,666	8,466	-9.4%

NET INCOME	$4,456	$5,522	-19.3%	$13,720	$15,469	-11.3%

BASIC INCOME PER COMMON SHARE	$0.39	$0.49	-20.4%	$1.21	$1.36	-11.0%

DILUTED INCOME PER COMMON SHARE	$0.39	$0.49	-20.4%	$1.21	$1.36	-11.0%

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.18	$0.17	5.9%	$0.54	$0.51	5.9%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,364	11,346	0.0%	11,357	11,346	0.1%
DILUTED	11,373	11,374	0.0%	11,376	11,374	0.0%

Miller Industries, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	September 30,
	2017	December 31,
	(Unaudited)	2016
ASSETS
CURRENT ASSETS:
Cash and temporary investments	$33,499	$31,115
Accounts receivable, net of allowance for doubtful accounts of $986 and $1,004 at September 30, 2017 and December 31, 2016, respectively	135,356	125,383
Inventories	64,648	64,136
Prepaid expenses	3,221	5,006
Total current assets	236,724	225,640
PROPERTY, PLANT, AND EQUIPMENT, net	74,189	59,613
GOODWILL	11,619	11,619
OTHER ASSETS	537	566
	$323,069	$297,438

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$79,335	$85,116
Accrued liabilities	25,648	20,727
Total current liabilities	104,983	105,843
LONG TERM OBLIGATIONS	20,000	5,000
DEFERRED INCOME TAX LIABILITIES	1,984	1,993
SHAREHOLDERS' EQUITY:
Preferred stock, $.01 par value; 5,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 11,377,982 and 11,346,060, outstanding at September 30, 2017 and December 31, 2016, respectively	114	113
Additional paid-in capital	150,879	150,404
Accumulated surplus	48,332	40,752
Accumulated other comprehensive income (loss)	(3,223)	(6,667)
Total Shareholders' Equity	196,102	184,602
	$323,069	$297,438